Exhibit 4.4

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [•] by and among Acquity Group Limited, (the “Company”) and [•] (the “Investors”).

RECITALS

WHEREAS, the Investors will receive ordinary shares of the Company upon the completion of the Company’s IPO (as defined below), except that Equity Partners may receive ordinary shares of the Company after the IPO upon satisfaction of certain conditions set forth in the Deed In Respect Of The Bonds Issued By 2020 China Holdings, Ltd., which was entered into among China Holdings, Datai Bay, SHK Asian Opportunities Holdings Ltd. and Equity Partners as of   , 2012 (the “Deed”); and

WHEREAS, the Company and the Investors desire to enter into this Agreement pursuant to which the Company grants certain registration rights to the Investors with respect to the Registrable Securities (as defined below).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto further agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1             Definitions.  The following terms shall have the meanings ascribed to them below:

“Affiliate” shall mean, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

“Applicable Securities Law” means the securities law of the United States, including the Exchange Act and the Securities Act, and any applicable securities law of any state of the United States.

“Business Day” means any weekday that the banks in the City of New York, Shanghai and Hong Kong are generally open for business.

“Commission” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Demand Registration” has the meaning ascribed thereto in Section 2.2.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Form F-1” means a Registration Statement on Form F-1 promulgated by the Commission under the Securities Act or any substantially similar form then in effect.

“Form F-3” means a Registration Statement on Form F-3 promulgated by the Commission under the Securities Act or any substantially similar form then in effect.

“Form S-1” means a Registration Statement on Form S-1 promulgated by the Commission under the Securities Act or any substantially similar form then in effect.

“Form S-3” means a Registration Statement on Form S-3 promulgated by the Commission under the Securities Act or any substantially similar form then in effect.

“Form S-4” means a Registration Statement on Form S-4 promulgated by the Commission under the Securities Act or any substantially similar form then in effect.

“Form S-8” means a Registration Statement on Form S-8 promulgated by the Commission under the Securities Act or any substantially similar form then in effect.

“Holders” means the Investors together with its permitted transferees and assigns.

“Initiating Holders” shall mean any Holders who in the aggregate hold at least twenty-five percent (25%) of the then outstanding Registrable Securities.

“IPO” shall mean the Company’s underwritten initial public offering pursuant to an effective Registration Statement filed under the Securities Act.

“Material Disclosure Event” means, as of any date of determination, any pending or imminent event or circumstance relating to the Company or any of its subsidiaries, which, in the good faith determination of the board of directors of the Company after consultation with counsel to the Company (i) would require disclosure of material, non-public information relating to such event or circumstance in any registration statement or related prospectus including Registrable Shares (including documents incorporated by reference therein) so that such registration statement would not be materially misleading, (ii) would not otherwise be required to be publicly disclosed by the Company at that time in a periodic report to be filed with or furnished to the Commission under the Exchange Act but for the filing of such registration statement or related prospectus and (iii) if publicly disclosed at the time of such event or circumstance, could reasonably be expected to have a material adverse effect on the business, financial condition or prospects of the Company and its subsidiaries or could reasonably be expected to materially adversely affect a pending or proposed material acquisition, merger, recapitalization, consolidation, reorganization, financing or similar transaction, litigation, investigation or contract, or negotiations with respect thereto.

“Ordinary Shares” means ordinary shares, par value US$0.0001 per share, of the Company.

“Person” means any natural person, corporation, limited liability company, joint stock company, joint venture, partnership, enterprise, trust, unincorporated organization or any other entity or organization.

“Registration Expenses” means all expenses incurred by the Company incident to the Company’s performance of and compliance with this Agreement, including, without limitation, all stock exchange, Commission, FINRA and state securities registration, listing and filing fees, printing expenses, reasonable fees, and disbursements of counsels for the Company, reasonable fees and disbursements of one special legal counsel to represent the

Holders, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

“Registrable Securities” means (i) the Ordinary Shares to be received by the Investors on the date of the closing of the IPO, except that Equity Partners may receive Ordinary Shares after the IPO upon the satisfaction of certain conditions set forth in the Deed; (ii) any Ordinary Shares or other securities of the Company that may be subsequently issued or issuable with respect to the shares referenced in clause (i) as a result of a stock split, share combination or consolidation, recapitalization, reclassification, dividend, sale, transfer or assignment or other similar events in relation to the shares of the Company, in each case, as permitted under this Agreement; and (iii) any depositary shares issued by an institutional depositary upon deposit of any of the foregoing; provided, however, that the foregoing definition shall exclude in all cases any securities that (x) are effectively registered under the Securities Act and disposed of in accordance with a registration statement covering such securities or (y) have been disposed of pursuant to, or that have become eligible for sale free of all restrictions contained in, Rule 144 under the Securities Act or any successor provision.

“Registration Rights” has the meaning ascribed thereto in Section 2.1.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Section 1.2             Other Interpretive Provisions.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II.
REGISTRATION RIGHTS

Section 2.1             Registration Rights.  The Holders shall be entitled to offer for sale from time to time pursuant to this Article the Registrable Securities, subject to the terms and conditions set forth herein (the “Registration Rights”).

Section 2.2             Demand Registration.

(a)  Request by Holders.  If the Company shall, at any time after one hundred eighty (180) days following the date of the closing of the IPO, receive a written request from the Initiating Holders or Equity Partners that the Company file a registration statement under the Securities Act covering the registration (which shall be on Form F-1) with respect to any of the Registrable Securities pursuant to this Section 2.2, then the Company shall within ten (10) Business Days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.2; provided that the Company shall not be obligated to effect any such registration:

(i) to the extent a demand can be made pursuant to Section 2.4 below; and

(ii) after the Company has effected three (3) such registrations pursuant to this Section 2.2(a), and each such registration has been declared or ordered effective.

(b)           Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the Request Notice referred to in Section 2.2(a). In the event of an underwritten offering, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced below twenty-five percent (25%) of the aggregate number of Registrable Securities for which inclusion has been requested, and unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any PRC subsidiaries of the Company). If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the Registration Statement. Any Registrable Securities and/or other securities so excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are Affiliates of such Holder, shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(c)           Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 2.2, a certificate signed by the Group Chief Executive of the Company stating that in good faith that a Material Disclosure Event has occurred or is reasonably likely to occur then the

Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Initiating Holders; provided, however, that (i) the Company may not utilize this right more than once in any twelve (12) month period; provided further that during such sixty  (60) day period (the “Blackout Period”), the Company shall not file any registration statement pertaining to the public offering of any securities of the Company; and (ii) a Holder shall be entitled, at any time after receiving notice of such delay and before such demand registration statement becomes effective, to withdraw such request and, if such request is withdrawn, such registration shall not count as one of the permitted demand registration.

(d)            Number of Demand Registrations. The Company shall be obligated to effect no more than three (3) registrations pursuant to Section 2.2 (a), provided each such registration has been declared or ordered effective.

(e)           Expenses. Each Holder participating in a registration pursuant to this Section 2.2 shall bear such Holder’s proportionate share of the Registration Expenses (allocated pro rata based on the Registrable Securities included in such Registration).

2.3           Piggyback Registrations.

(a)           Notice of Registration. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to (i) any registration under Section 2.2 or Section 2.4 of this Agreement, (ii) any employee benefit plan, or (iii) any corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement.  If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b)           Underwriting. If a registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected by the Company for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of Registrable Securities for which inclusion has been requested, even if this will cause the Company to reduce the number of shares it wishes to offer; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are Affiliates of such Holder, shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(c)           Expenses. Each Holder participating in a registration pursuant to this Section 2.3 shall bear such Holder’s proportionate share of the Registration Expenses (allocated pro rata based on the Registrable Securities included in such Registration).

(d)           Not a Demand Registration. Registration pursuant to this Section 2.3 shall not be deemed to be a Demand Registration as described in Section 2.2 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.3.

2.4           Form S-3/F-3 Registration.

(a)           After its initial public offering, the Company shall use its best efforts to qualify for registration on Form S-3/F-3 or any comparable or successor form as early as possible and use best efforts to maintain such qualification thereafter. If the Company is qualified to use Form S-3/F-3, the holders of twenty-five percent (25%) of the Registrable Securities or Equity Partners shall have a right to request at such time from time to time (such request shall be in writing) that the Company effect a registration on either Form S-3/F-3 and any related qualification or compliance with respect to all or any part of the Registrable Securities owned by such Holder or Holders, and upon receipt of each such request, the Company will:

(i)            Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(ii)           Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.4(a)(i); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(A)          if Form S-3/F-3 becomes unavailable for such offering by the Holders;

(B)           if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$1,000,000;

(C)           if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act in which the Holders have piggyback rights under Section 2.3 other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.3(b);

(D)          if the Company has effected one (1) registration pursuant to this Section 2.4 in any twelve (12) month period; or

(E)           in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(b)           Expenses. Each Holder participating in a registration pursuant to this Section 2.4 shall bear such Holder’s proportionate share of the Registration Expense (allocated pro rata based on the Registrable Securities included in such Registration).

(c)           Maximum Frequency. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

(d)           Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 2.4, a certificate signed by the Chief Executive Officer of the Company stating that in that a Material Disclosure Event has occurred or is reasonably likely to occur then the Company shall have the right to defer such filing for a period of not more than sixty  (60) days after receipt of the request of the Initiating Holders; provided, however, that (i) the Company may not utilize this right more than once in any twelve (12) month period; provided further that during such sixty (60) day period, the Company shall not file any registration statement pertaining to the public offering of any securities of the Company; and (ii) a Holder shall be entitled, at any time after receiving notice of such delay and before such registration statement becomes effective, to withdraw such request.

(e)           Not Demand Registration. Form S-3/F-3 registrations shall not be deemed to be Demand Registrations as described in Section 2.2 above.

(f)            Underwriting. If the requested registration under this Section 2.4 is for an underwritten offering, the provisions of Section 2.2(b) shall apply.

2.5           Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall keep each Holder advised in writing as to the initiation of such registration and as to the completion thereof, and shall, at its expense and as expeditiously and as reasonably possible:

(a)           Registration Statement. Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and keep any such registration statement effective for a period of (1) one hundred twenty (120) days (excluding any days that fall during a permitted Blackout Period under Section 2.2(c)) or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever occurs first, in the case of registrations under Sections 2.2 or 2.3; and (2) one year (excluding any days that fall during a permitted Blackout Period under Section 2.4(d)) or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever occurs first, in the case of registrations under Section 2.4.

(b)           Amendments and Supplements. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)           Registration Statements and Prospectuses. Furnish to the Holders such number of copies of registration statements and prospectuses, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)           Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)           Deposit Agreement. If the registration relates to an offering of depositary shares or other securities representing Ordinary Shares deposited pursuant to a deposit agreement or similar facility, cause the depositary under such agreement or facility to accept for deposit under such agreement or facility all Registrable Securities requested by each Holder to be included in such registration in accordance with this Section 2.

(f)            Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(g)           Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(h)           Listing on Securities Exchange(s). Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(i)            Opinion and comfort letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an   underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters.

If the Company fails to perform any of the Company’s obligations set forth above in this Section 2.5 relating to a Demand Registration made pursuant to Section 2.2, such registration shall not constitute the use of a Demand Registration under Section 2.2.

2.6           Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or 2.4 with respect to the Registrable Securities of any Holder, that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be reasonably requested in writing by the Company to timely effect the registration of its Registrable Securities.

2.7           Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4.

(a)           By the Company. To the maximum extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, trustees, legal counsel and any underwriter (as determined in the Securities Act) for such

Holder and each person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act against any expenses, losses, claims, damages, or liabilities (joint or several) (or actions in respect thereof) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law or other applicable law, insofar as such expenses, losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”):

(i)            any untrue statement or alleged untrue statement of a material fact contained in any registration statement, offering circular, preliminary prospectus, final prospectus or other document, or any amendments or supplements thereto;

(ii)           the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; or

(iii)          any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state or foreign securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or other applicable securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person of such Holder. The Company shall not, without the consent of the Holders (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding or action in respect of which any Holder is a party and indemnity has been sought hereunder by such Holder, unless such settlement includes an unconditional release of such Holder from all liability for claims that are the subject matter of such proceeding or action.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder, such Holder’s directors and officers, such agent or underwriter or such controlling person, and shall survive the transfer of such securities by such Holder.

(b)           By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, any underwriter (as determined in the Securities Act) and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, trustees, legal counsel and any underwriter (as determined in the Securities Act) for such Holder and each person, if any, who controls other Holder within the meaning of Section 15 of the Securities Act, against any expenses, losses, claims, damages or liabilities (joint or several)

(or actions in respect thereof) to which the Company or any such director, officer, trustee, legal counsel, controlling person, underwriter or such other Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other applicable law, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that the total amounts payable in indemnity by a Holder under this Section 2.7(b) plus any amount under Section 2.7(e) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c)           Notice. Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any claim or action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof (a “Claim Notice”) and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, (i) during the period from the delivery of a Claim Notice until retention of counsel by the indemnifying party; and (ii) if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver a Claim Notice to the indemnifying party within a reasonable time shall relieve such indemnifying party of liability to the indemnified party under this Section 2.7 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnified party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

(d)           Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus or free writing prospectus on file with the Commission at the time the registration statement becomes effective, such indemnity agreement shall not inure to the benefit of any person if an amended prospectus is filed with the Commission and delivered pursuant to the Securities Act at or prior to the time of sale (including, without limitation, a contract of sale, and as further contemplated by Rule 159 promulgated under the Securities Act) to the person asserting the loss, liability, claim or damage.

(e)           Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.7; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(f)            Supremacy of the Underwriting Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(g)           Survival. The obligations of the Company and Holders under this Section 2.7 shall survive until the fifth (5th) anniversary of the completion of any offering of Registrable Securities in a registration statement and shall remain in full force and effect, regardless of the expiration of any statutes of limitation or extensions of such statutes.

2.8           Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities by a Holder to the public without registration or pursuant to a registration on Form S-3/F-3, the Company agrees to use its best efforts to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)           take such action, including the voluntary registration of its Ordinary Shares under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3/F-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)           file with the Commission, in a timely manner, all reports and other documents required of the Company under the Securities Act or the Exchange Act, at all times after the effective date of the first registration under the Securities Act filed by the Company; and

(d)           so long as a Holder owns any Restricted Securities, furnish to such Holder forthwith upon request, (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Exchange Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3/F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual, interim, quarterly or other report of the Company, and documents so filed by the Company, and (iii) such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

2.9           Termination of the Company’s Obligations. Notwithstanding the foregoing, the Company shall have no obligations pursuant to Sections 2.2, 2.3, or 2.4 with respect to any Registrable Securities proposed to be sold by a Holder where all such Registrable Securities are eligible to be sold without restriction under Rule 144 within any 90-day period.

2.10         “Market Stand-Off” Agreement. Each Holder hereby agrees that, if and to the extent requested by the lead underwriter of securities of the Company in connection with a registration relating to a specific proposed public offering (other than a registration on Form S-8 or a related or successor form relating solely to an employee benefit plan or a registration on Form S-4 or a related or successor form relating solely to a transaction under SEC Rule 145), such Holder will, subject to the following conditions, enter into a lock-up or standoff agreement in usual and customary form (subject to the following conditions) under which such Holder agrees not to sell or otherwise transfer or dispose of any Registrable Securities or other shares of the Company owned by such Holder as of the date of such registration for up to one hundred eighty (180) days following the effective date of the related registration statement.

The obligations of each Holder under this Section 2.10 are subject to the following conditions: (a) the lock-up or standoff agreement applies only to the first registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering, but not to Registrable Securities actually sold pursuant to such registration statement; (b) such Holder is reasonably satisfied that all directors, officers, and holders of one percent (1%) or more of any class of securities of the Company are bound by substantially identical restrictions; (c) the lock-up or standoff agreement provides that if any securities of the Company are to be excluded or released in whole or part from such restrictions, the underwriter shall so notify each Holder and each Holder shall be excluded or released, in proportionate amounts to the extent of the exclusion or release with respect to any other holder of Company’s securities, including director, officer, or holder of one percent (1%) or more of any class of securities of the Company subject to such restrictions; and (d)

the lock-up or standoff agreement by its terms permits transfers of Registrable Securities by any Holder to any Affiliate of such Holder during the restricted period, provided that such Affiliate executes a lock-up or standoff agreement substantively identical to that signed by the transferring Holder.

The Company may impose a stop-transfer instruction with respect to Registrable Securities subject to any such lock-up or standoff agreement but shall remove such instruction immediately upon expiration of the underlying restrictions.

2.11         Public Offering Rights (Non-U.S. Offerings). If shares of the Company are offered in an underwritten public offering outside the United States for the account of any Ordinary Shareholder or other shareholders, each Holder shall have the right to include a pro-rata number of shares (based on the number of shares (on an as converted basis) then held by such holder and all other shareholders of the Company selling in the offering) in the offering on terms and conditions no less favorable to the Holders than to any other selling shareholder.

2.12         Re-sale Rights. The Company shall use its best efforts to assist each Holder in the sale or disposition of its Registrable Securities after an IPO, including the prompt delivery of applicable instruction letters by the Company and legal opinions from the Company’s counsel in forms reasonably satisfactory to the Holder’s counsel. In the event the Company has depositary receipts listed or traded on any stock exchange or inter-dealer quotation system, the Company shall pay all costs and fees related to such depositary facility, including conversion fees and maintenance fees for Registrable Securities held by the Holders.

2.13         Transfer of Registration Rights. The rights to cause the Company to register securities granted to any Holder under this Section 2 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by the Holder, provided that, (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) the Company is given notice of the transfer, and (c) such assignee or transferee agrees to be bound by the terms of this Agreement.

2.14         Selection of Managing Underwriters.  In the event the Holders participating in a demand registration have requested an underwritten offering, the underwriter or underwriters shall be selected by the Holders of a majority of the shares being so registered and shall be approved by the Company, which approval shall not be unreasonably withheld or delayed, provided, (i) that all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Registrable Securities, (ii) that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders of Registrable Securities, and (iii) that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, the Registrable Securities of such Holder and such Holder’s intended method of distribution and any other representations customarily required or required by law.  Subject to the foregoing, all Holders proposing to distribute Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters.

ARTICLE III.
MISCELLANEOUS

Section 3.1             Binding Effect; Assignment.

(a)           Notwithstanding anything herein to the contrary, the rights of the Investors under this Agreement may be assigned or transferred by the Investors (or any assignee or transferee permitted hereunder) to any transferee or assignee of any of the Registrable Securities held by the Investors (or such assignee or transferee), provided that (x) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such rights are being assigned, and (y) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Section 3.1 and the terms and conditions of each Section of this Agreement with respect to which any rights are being assigned thereto under this clause.  From the time of such transfer or assignment, for all purposes of each Section of this agreement with respect to which rights are assigned thereto under this clause, such transferee or assignee shall be treated as a “Investor” and a “Holder”.

(b)           This Agreement shall be binding upon and shall be enforceable by each party, its successors and permitted assigns.  Except as provided in Section 3.1(a) and Section 3.1(b), no party may assign any of its rights or obligations hereunder without the prior written approval of the other parties.

Section 3.2             Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

Section 3.3             Amendment.  This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

Section 3.4             Waiver.  Any of the terms or conditions of this Agreement which may be lawfully waived may be waived in writing at any time by each party entitled to the benefits thereof.  Any waiver of any of the provisions of this Agreement by any party hereto shall be binding only if set forth in an instrument in writing signed on behalf of such party.  No failure to enforce any provision of this Agreement shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 3.5             Notices.  Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if (i) personally delivered, (ii) sent by a nationally recognized overnight courier service to the recipient at the address below indicated or (iii) delivered by facsimile which is confirmed in writing by sending a copy of such facsimile to the recipient thereof pursuant to clause (i) or (ii) above:

If to the Company:

Acquity Group Limited

6th Floor, Alexandra House

18 Chater Road, Hong Kong

Attn: Adrian Chan, Company Secretary

Tel.: (852) 3106-4999

Fax: (852) 3106-4706

And with a copy to

Shearman & Sterling LLP

12F East Tower, Twin Towers

B-12 Jianguomenwai Dajie

Beijing 100022, P.R. China

Attn: Alan Seem

(86)-10-5922 8002 (tel)

(86)-10-6563 6000 (fax)

If to the Investors:

[•]

And with a copy to

[•]

or to such other address as any party hereto may, from time to time, designate in a written notice given in like manner.

Except as otherwise provided herein, any notice under this Agreement will be deemed to have been given (x) on the date such notice is personally delivered or delivered by facsimile or (y) the next succeeding Business Day after the date such notice is delivered to the overnight courier service if sent by overnight courier; provided that in each case notices received after 4:00 p.m. (local time of the recipient) shall be deemed to have been duly given on the next Business Day.

Section 3.6             Complete Agreement.  This Agreement, the Subscription Agreement, and the other documents and writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 3.7             Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

Section 3.8             Headings.  The headings contained in this Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 3.9             Severability.  Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

Section 3.10           Third Parties.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person or corporation, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

Section 3.11           Dispute Resolution; Jurisdiction.  Any claim, action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be heard and determined in any New York state or federal court sitting in The City of New York, County of Manhattan, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom in any such claim, action, suit or proceeding) and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such claim, action, suit or proceeding in any such court or that any such claim, action, suit or proceeding that is brought in any such court has been brought in an inconvenient forum.

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IN WITNESS WHEREOF the parties hereto have caused their duly authorized representatives to execute this Agreement as of the first date written above.

Acquity Group Limited

By:
Name:
Title:

[•]

By:
Name:
Title: